FIRST AMENDMENT


     THIS FIRST AMENDMENT dated as of July 28, 2000 (this "Amendment") amends the Credit Agreement dated as of August 2, 1999 (the "Credit Agreement") among A.O. SMITH CORPORATION (the "Company"), various financial institutions (the "Lenders"), BANK ONE, NA (formerly known as The First National Bank of Chicago), as Syndication Agent, and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company, the Lenders, the Syndication Agent, the Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 Amendment. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the last sentence of Section 7.3 of the Credit Agreement is amended in its entirety to read as follows:

     Notwithstanding the foregoing, (a) the Company and its Subsidiaries may (i) sell or otherwise dispose of their storage and fluid handling technologies businesses during fiscal year 2000 and (ii) make other Dispositions of assets so long as the aggregate book value of all assets disposed of in any fiscal year (in addition to Dispositions permitted by the foregoing sentence and by clause (i) of this sentence) do not exceed 5% (or, for any year other than fiscal year 2000, if neither the Company nor any Subsidiary is a party to any Securitization Transaction, 10%) of Consolidated Net Worth; and (b) the Company and its Subsidiaries may make additional Dispositions so long as 75% of the Net Cash Proceeds for all Dispositions in any fiscal year (excluding any Disposition permitted by the foregoing provisions of this Section 7.3) are applied to reduce the Aggregate Commitment Amount hereunder and, if applicable, the 364-Day Commitment Amount on a proportional basis.

     SECTION 2 Representations and Warranties. The Company represents and warrants to the Lenders that (a) each representation and warranty set forth in
Section 5 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                                                    First Amendment - Long-Term
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     SECTION 3 Effectiveness. The amendment set forth in Section 1 above shall become effective, as of July 28, 2000, on such date (the "Amendment Effective Date") when the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders.

     SECTION 4 Miscellaneous.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the Notes to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed within such State.

     4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.



                                       2            First Amendment - Long-Term

     IN WITNESS WHEREOF the parties hereto have executed and delivered this Amendment as of the day and year first above written.

                                      A.O. SMITH CORPORATION


                                      By: /s/
                                         --------------------------------------
                                      Title: Vice President, Treasurer and
                                              Controller

                                      BANK OF AMERICA, N.A.,
                                      as Agent and as a Lender


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      BANK ONE, NA (Main Office Chicago), as
                                      Syndication Agent and as a Lender


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      THE BANK OF NEW YORK


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      CITIBANK, N.A.


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      FIRSTAR BANK MILWAUKEE, N.A.,


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      MARSHALL & ILSLEY BANK


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                               Signature Page - 1    First Amendment - Long-Term

                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      NORWEST BANK WISCONSIN, N.A.

                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                      WACHOVIA BANK, N.A.


                                      By: /s/
                                         --------------------------------------
                                      Title:
                                            -----------------------------------


                               Signature Page - 2    First Amendment - Long-Term